Exhibit 32.1

CERTIFICATIONS

OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form I 0-QSB of Viper Powersports Inc, a Nevada corporation for the Quarter ended June 30, 2007, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that

(1)

the Quarterly Report on Form I 0-QSB of Viper Powersports Inc for the Quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)

the information contained in the Quarterly Report on Form I 0-QSB for the quarter ended June 30, 2007 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc

Date:	August 14, 2007

/s/ John Lai
John Lai, Principal Executive Officer of Viper Powersports Inc.

Date:	August 14, 2007

/s/ Jerome Posey
Jerome Posey, Principal Financial Officer of Viper Powersports Inc.